              SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER

     This SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this "Amendment") is entered into as of December 18, 1998 by and among DITECH CORPORATION, a California corporation ("Borrower"), and BANKBOSTON, N.A., a national banking association ("Lender"), with reference to the following facts:

     A. Borrower and Lender are parties to that certain Credit Agreement dated as of August 20, 1997, by and among the Borrower and the Lender (as amended, the "Credit Agreement"). The Credit Agreement and all related and supporting documents collectively are referred to in this Amendment as the "Loan Documents."

     B. The parties desire to amend and waive certain provisions of the Credit Agreement, in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

     2. WAIVER. Subject to the terms and conditions contained herein, and in reliance on the representations and warranties of the Borrower set forth herein, the Lender hereby waives Borrower's obligation to comply with Section 6.2(r) of the Credit Agreement for the fiscal quarter ended October 31, 1998. Without limiting the generality of the provisions of Section 8.1 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the waiver of compliance by the Borrower with Section 6.2(r) in the manner and to the extent described above, and nothing in this Amendment shall be deemed to (i) constitute a waiver of compliance by the Borrower with
Section 6.2(r) in any other instance, or (ii) constitute a waiver of any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents or this Amendment, or (iii) prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents.

     3. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

          (a) The following new defined term is added to Section 1.1 in its proper alphabetical order:

               "DEFERRED REVENUE LIABILITIES:" At any date of determination, the deferred revenue liabilities of the Borrower and its consolidated Subsidiaries, on a consolidated basis and determined in accordance with GAAP.

          (b)  Section 6.2(r) is amended to read as follows:

               (r) ADJUSTED QUICK RATIO. As at the end of any fiscal quarter of the Borrower through and including the fiscal quarter ended April 30, 1999, permit the ratio of (a) Consolidated Quick Assets to (b) the sum of
(i) Consolidated Current Liabilities (excluding any Deferred Revenue Liabilities) plus (ii) the aggregate principal amount of outstanding Revolving Loans to be less than 1.20 to 1.00.

          (c)  EXHIBIT D is replaced with EXHIBIT D hereto.

     4.   CONDITIONS TO EFFECTIVENESS.

          This Amendment shall become effective as of December 18, 1998 (the "Closing Date"), only upon:

          (i) receipt by the Lender of the following (each of which shall be in form and substance satisfactory to the Lender and its counsel):

               (a) counterparts of this Amendment duly executed on behalf of the Borrower and the Lender;

               (b) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment; and

          (ii) completion of such other matters and delivery of such other agreements, documents and certificates as Lender may reasonably request.

     5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender that the following statements are true, correct and complete as of the effective date of this Amendment:

          (a) CORPORATE POWER AND AUTHORITY. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Articles of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Lender.

          (b) AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

          (c) NO CONFLICT. The execution and delivery by the Borrower of this Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, (ii) the Articles of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower.

          (d) GOVERNMENTAL CONSENTS. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          (e) BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

          (f) INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5.1 of the Credit Agreement are correct on and as of the effective date of this Amendment as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date).

          (g) ABSENCE OF DEFAULT. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

     6.   MISCELLANEOUS.

          (a) REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

               (i) On and after the Closing Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

               (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement or any of the other Loan Documents.

          (b) FEES AND EXPENSES. All costs and expenses of the Lender, including, but not limited to, reasonable attorneys' fees, incurred by the Lender in the preparation and negotiation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with Section 8.5 of the Credit Agreement.

          (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          (e) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                        [REMAINDER INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


DITECH CORPORATION



By: /s/ William Tamblyn
    -------------------------------

Title: VP/CFO
      -----------------------------


BANKBOSTON, N.A.


By: /s/ Teresa Heller
    -------------------------------

Title: Director
      -----------------------------

                                      EXHIBIT D

                                COMPLIANCE CERTIFICATE

          1. This Compliance Certificate ("Compliance Certificate") is executed and delivered by Ditech Corporation, a California corporation (the "Borrower") to BankBoston, N.A. (the "Lender") pursuant to
Section 6.1(a)(iii)(B) of the Credit Agreement dated as of August 20, 1997 between the Borrower and the Lender. Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the Borrower's:

          Fiscal quarter ended _________, 19__
          Fiscal year ended ________, 19__

          2. The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (b), (c), (d), (r), (s), and (t) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.

     A.   DEBT COVERAGE RATIO (SEC 6.2(a)):

          (a)  Consolidated Debt                                 $___________

          (b)  Consolidated Cash Flow for the four-quarter       $___________
               period ending on the last day of the most
               recently ended fiscal quarter

               Ratio (a) to (b)              ____________

               Maximum Permitted Ratio:


                         Quarter Ending               Ratio
                         --------------               -----
               April 30, 1999                     3.40  :  1.00
               July 31, 1999                      2.75  :  1.00
               October 31, 1999                   2.50  :  1.00
               January 31, 2000                   2.25  :  1.00
               April 30, 2000 and thereafter      2.00  :  1.00


     B.   CASH FLOW COVERAGE RATIO (SEC 6.2(b)):

          (a)  Consolidated Cash Flow for the                     $___________
          four-quarter period ending on the last
          day of the most recently ended fiscal
          quarter

          (b)  Consolidated Interest Expense for                  $___________
          the four-quarter period ending on the
          last day of the most recently ended
          fiscal quarter

          Ratio (a) to (b)

          Maximum Permitted Ratio:


                  Quarter Ending                      Ratio
                  --------------                      -----
          April 30, 1999                          2.75  :  1.00
          July 31, 1999                           3.50  :  1.00
          October 31, 1999                        4.25  :  1.00
          January 31, 2000 and thereafter         5.00  :  1.00


     C.   FIXED CHARGE COVERAGE RATIO (SEC 6.2(c)):


          (a)                                                       $___________

               (i) Consolidated Cash Flow for the $___________ four-quarter period ending on the last day of the most recently ended fiscal quarter

               (ii)  minus Consolidated Capital      $___________
                     Expenditures for such period


               (iii) minus Consolidated Taxes        $___________
                     for such period

          (b)  Consolidated Debt Service for such    $___________
               period

          Ratio (a) to (b)                           ____________


          Minimum Permitted Ratio

                  Quarter Ending                Ratio
                  --------------                -----
          April 30, 1999                     1.00  :  1.00
          July 31, 1999                      1.05  :  1.00
          October 31, 1999 and thereafter    1.20  :  1.00


     D.   CONSOLIDATED NET INCOME (SEC. 6.2(d)):
          (a)  Consolidated Net Income                            $___________

          Required: (Commencing April 30, 1999)
          (a) > $0


     E.   ADJUSTED QUICK RATIO (SEC. 6.2(r):

          (a)  Consolidated Quick Assets                          $___________


          (b)

               (i)  Consolidated Current          $___________
               Liabilities (excluding Deferred
               Revenue Liabilities)

               (ii) plus outstanding Revolving    $___________
               Loans

          Ratio (a) to (b)                        ____________

          Minimum Permitted Ratio                                  1.20  : 1.00

     F.   MINIMUM CONSOLIDATED CASH FLOW (SEC. 6.2(s):


          (a) Consolidated Cash Flow for fiscal $___________ quarter ended July 31, 1998

          Required:  (a) > $200,000

     G.   MINIMUM ROLLING 2 QUARTER CASH FLOW (SEC 6.2(t):

          (a)  Consolidated Cash Flow for 2       $___________
          quarter period ended October 31, 1998




          (b)  Consolidated Cash Flow for 2       $___________
          quarter period ended January 31, 1999

               Required: (a) > $560,000

                         (b) > $985,000


          3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):_________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


          4. This Compliance Certificate is executed on _______________, ____ by the Chief Executive Officer, Chief Financial Officer, or Controller of the Borrower. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.

                                           DITECH CORPORATION
                                           a California corporation


                                           By:
                                               -------------------------------


                                           Title:
                                               -------------------------------